UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007 (August 10, 2007)

First BancTrust Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-32535	37-1406661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Central Avenue, Paris, IL	61944
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 465-6381

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information, including the exhibit attached hereto (with the exception of the discussion appearing under the caption “Executive Management Changes”), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On August 10, 2007, First BancTrust Corporation issued a news release to report its financial results for the quarter and six month period ended June 30, 2007. The release is furnished as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2007, First BancTrust Corporation announced Jack R. Franklin, currently Senior Vice President of First BancTrust Corporation and President of the First Bank of Savoy has been promoted to the position of Executive Vice President and Chief Operating Officer for First BancTrust Corporation and First Bank and Trust, s.b. Adam Yeazel, currently Vice President and Senior Lender for Champaign County, has been promoted to President of First Bank of Savoy division. In addition, Thomas Tracy, an experienced senior commercial lender in the Champaign County market, has joined First Bank and Trust, s.b. as Chief Credit Officer and Senior Commercial Lender. The information appearing under the caption “Executive Management Changes” of the attached news release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Press Release, dated August 10, 2007 issued by First BancTrust Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCTRUST CORPORATION

Dated: August 15, 2007	/s/Terry J. Howard

Terry J. Howard President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated August 10, 2007 issued by First BancTrust Corporation